 _______________________________________________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 24, 2015 (November 20, 2015)
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)

(781) 565-5000
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02(e): Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 20, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Nuance Communications, Inc. (the “Company”) approved additional issuances of restricted stock awards to Mr. Paul Ricci, the Company’s Chairman and Chief Executive Offer, Daniel D. Tempesta, the Company’s Executive Vice President and Chief Financial Officer, Mr. A. Bruce Bowden, the Company’s Executive Vice President, Corporate Development, Strategy and Legal, and Mr. William T. Robbins, the Company’s Executive Vice President, Worldwide Sales.
Paul Ricci - a restricted stock unit award of 500,000 shares. All of the shares are performance-based and will vest 100% for achievement of fiscal 2017 targets.
Daniel D. Tempesta - two restricted stock unit awards totaling 55,000 shares. 15,000 of the shares time-vest over a 3-year vesting period with 5,000 vesting on the September 30, 2016, 5,000 vesting on September 30, 2017, and 5,000 vesting on September 30, 2018. The remaining 40,000 shares are performance-based and up to 30,000 will vest for achievement of fiscal 2016 targets, up to 5,000 will vest for achievement of fiscal 2017 targets, and up to 5,000 will vest for achievement of fiscal 2018 targets.
A. Bruce Bowden - two restricted stock unit awards totaling 99,000 shares. 37,000 of the shares time-vest over a 3-year vesting period with 17,000 vesting on September 30, 2017, and 20,000 vesting on September 30, 2018. The remaining 62,000 shares are performance-based and up to 25,000 will vest for achievement of fiscal 2016 targets, up to 17,000 will vest for achievement of fiscal 2017 targets, and up to 20,000 will vest for achievement of fiscal 2018 targets.
William T. Robbins - two restricted stock unit awards totaling 126,500 shares. 63,250 of the shares time-vest over a 3-year vesting period with 21,250 vesting on September 30, 2016, and 22,000 vesting on September 30, 2017, and 20,000 vesting on September 30, 2018. The remaining 63,250 shares are performance-based and will vest up to 21,250 for achievement of fiscal 2016 targets, up to 22,000 will vest for achievement of fiscal 2017 targets, and up to 20,000 will vest for achievement of fiscal 2018 targets.
The Committee also approved the payment of the following bonuses pursuant to the Company’s Fiscal 2015 Bonus Program:

Name	Fiscal 2015 Target Bonus Amount(1)	Achievement Level	Fiscal 2015 Actual Bonus Amount Paid in Restricted Stock Units(2)	Total Value of 2015 Bonus Earned
Paul A. Ricci	$1,200,000	100%	59,760	$1,200,000
Daniel D. Tempesta	$252,000	125%	12,687	$315,000
A. Bruce Bowden	$300,000	118%	17,679	$355,000
William Robbins	$350,000	93%	16,185	$325,000
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(1)	The amounts reflected in this column represent the target payout to each Named Executive Officer if his bonus had been achieved at 100%.
(2)
Bonuses for Fiscal 2015 were paid in Restricted Stock Units, as further detailed in the above table. The number of Restricted Stock Units was determined by multiplying the Fiscal 2015 Target Bonus Amount by the Achievement Level (equal to the Total Value of 2015 Bonus Earned) and divided by the closing price of the Company’s common stock on November 20, 2015. The Restricted Stock Units were granted on November 20, 2015 and will vest in full on December 4, 2015.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: November 24, 2015	By:	/s/ Daniel D. Tempesta
Daniel D. Tempesta
Chief Financial Officer